Registration No. 333-106096
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	36-4151656 (IRS Employer Identification No.)
c/o EOP Operating Limited Partnership
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stanley M. Stevens, Esq.
Executive Vice President, Chief Legal Counsel and Secretary
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to

Imad I. Qasim, Esq. Kevin F. Blatchford, Esq. Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000	John D. Lobrano, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-106096) of Equity Office Properties Trust (“EOPT”).
     EOPT, EOP Operating Limited Partnership, a Delaware limited partnership, Blackhawk Acquisition Trust, a Maryland real estate investment trust (“Blackhawk”), Blackhawk Parent LLC, a Delaware limited liability company, and Blackhawk Acquisition, L.P., a Delaware limited partnership, have entered into an Agreement and Plan of Merger dated as of November 19, 2006, as amended to the date hereof, which contemplates, among other things, the merger of EOPT with and into Blackhawk (the “Merger”), with Blackhawk being the entity surviving such Merger. The Merger was consummated on the date hereof.
     In connection with the Merger, Blackhawk, as successor to EOPT, hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Blackhawk Acquisition Trust (as successor by merger to Equity Office Properties Trust) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2007.

BLACKHAWK ACQUISITION TRUST
By:	/s/ Kenneth A. Caplan
Kenneth A. Caplan
Vice President and Secretary

     We, the undersigned trustees and officers of Blackhawk Acquisition Trust, do hereby constitute and appoint Kenneth A. Caplan and Frank Cohen and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable Blackhawk Acquisition Trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, any and all amendments, including post-effective amendments, hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 9, 2007.

Signature	Title

/s/ Jonathan D. Gray Jonathan D. Gray	President and Chief Executive Officer (principal executive officer)
/s/ Kenneth A. Caplan Kenneth A. Caplan	Vice President, Secretary and Trustee (principal financial officer)
/s/ Frank Cohen Frank Cohen	Vice President, Treasurer and Trustee (principal accounting officer)